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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 14, 1997



                               CELL GENESYS, INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                           0-19986                          94-3061375
(State or Other Jurisdiction of      (Commission File Number)        (I.R.S. Employer Identification
       Incorporation)                                                            No.)

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                               342 Lakeside Drive
                              Foster City, CA 94404
          (Address of principal executive offices, including zip code)

                                 (650) 358-9600
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS

        On November 14, 1997, Cell Genesys, Inc. (the "Registrant") announced that it had sold and issued 2,000 shares of Series B Convertible Preferred Stock
(the "Series B Stock") at a purchase price of $10,000 per share in the aggregate amount of $20,000,000 to certain investors (the "Investors"). The Series B Stock is convertible into Common Stock of the Registrant on certain terms and at a conversion price to be determined at the time of conversion in accordance with the Registrant's Certificate of Incorporation. The issuance of the Series B
Stock was made pursuant to Regulation D of the Securities Act of 1933, as amended (the "Act"), and was therefore was exempt from registration under the Act.

        Under the Securities Purchase Agreement dated November 13, 1997, between the Registrant and the Investors, the Registrant, subject to certain conditions, may exercise a put option to sell up to an additional $10 million of the Series
B Stock to the Investors, and the Investors, subject to certain conditions, may exercise a call option to purchase up to an additional $10 million of the Series
B Stock from the Registrant. After the satisfaction of certain holding periods, each of the newly issued shares of Series B Stock is convertible, at the option of the holder, into shares of common stock of the Registrant based upon a conversion price of $11.02 per share or, if lower, 100% of the average of specified trading prices during the 10 trading days preceding such date of conversion. The Series B Stock bears a dividend of 5% payable in kind.

        The Registrant has agreed to file a registration statement on Form S-3 for the resale of the shares of common stock issuable on conversion of the Series B Stock.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS

(c)     Exhibits

4.1 Securities Purchase Agreement dated November 13, 1997, by and between the Registrant and the Buyers listed thereon.

4.2 Registration Rights Agreement dated November 13, 1997, by and between the Registrant and the Buyers listed thereon.

4.3     Certificate of Designations, Preferences and Rights of Series B
        Convertible Preferred Stock of Cell Genesys, Inc. filed with the Office of the Secretary of State of the State of Delaware on November 13, 1997.

99.1 Press Release, issued November 14, 1997, announcing the closing of the sale of shares of Series B Convertible Preferred Stock of the Registrant pursuant to the Securities Purchase Agreement.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CELL GENESYS, INC.


Dated:  November 20, 1997              By:      /s/ Kathleen Sereda Glaub
                                              ---------------------------
                                              Kathleen Sereda Glaub, Senior
                                              Vice President and Chief
                                              Financial Officer



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                                  EXHIBIT INDEX

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
Exhibit No.    Description
-----------    -----------
4.1            Securities Purchase Agreement dated November 13, 1997, by and between the
               Registrant and the Buyers listed thereon.

4.2            Registration Rights Agreement dated November 13, 1997, by and between the
               Registrant and the Buyers listed thereon.

4.3            Certificate of Designations, Preferences and Rights of Series B Convertible Preferred
               Stock of Cell Genesys, Inc. filed with the Office of the Secretary of State of the State of Delaware on November 13, 1997.

99.1           Press Release issued November 14, 1997 announcing the closing of the Securities
               Purchase Agreement and sale of shares of Series B Convertible Preferred Stock of the
               Registrant.

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